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                                                                EXHIBIT 99.B9(A)

               SHAREHOLDER SERVICING AND TRANSFER AGENT AGREEMENT

         AGREEMENT made as of the 1st day of September, 1993, by and between each of the TNE Funds listed in Appendix A hereto (as the same may from time to time be amended to add one or more additional TNE Funds or to delete one or more of such Funds), each of such Funds acting severally on its own behalf and not jointly with any of such other Funds (each of such Funds being hereinafter referred to as the "Fund"), and TNE Investment Services Corporation (the "Agent").

                              W I T N E S S E T H:

         WHEREAS, the Fund is an investment company registered under the Investment Company Act of 1940, as amended; and

         WHEREAS, the Fund desires to engage the Agent to provide all services required by the Fund in connection with the establishment, maintenance and recording of shareholder accounts, including without limitation all related tax and other reporting requirements, and the implementation of investment and redemption arrangements offered in connection with the sale of the Fund's shares; and

         WHEREAS, the Agent is willing to provide such services on the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.       APPOINTMENT.

         The Fund hereby appoints the Agent as its "Investor Servicing Agent" on the terms and conditions set forth herein. In such capacity the Agent shall act as transfer, distribution disbursing and redemption agent for the Fund and shall act as agent for the shareholders of the Fund in connection with the various shareholder investment and/or redemption plans from time to time made available to shareholders. The Agent hereby accepts such appointment and agrees to perform the respective duties and functions of such offices in accordance with the terms of this agreement and in a manner generally consistent with the practices and standards customarily followed by other high quality investor servicing agents for registered investment companies. The Agent may subcontract certain shareholder accounting and administrative servicing functions to State Street Bank and Trust Company, pursuant to an agreement substantially in the form attached hereto as Appendix B, or to such other entity and pursuant to such agreement as approved by the Fund's Trustees.

2.       GENERAL AUTHORITY AND DUTIES.

         By its acceptance of the foregoing appointment, the Agent shall be responsible for performing all functions and duties which, in the reasonable judgment of the Fund, are necessary or desirable in connection with the establishment, maintenance and recording of the Fund's shareholder accounts and the conduct of its relations with shareholders with respect to their accounts. Without limiting the generality of the foregoing, the Agent shall be responsible:

         (a) as transfer agent, for performing all functions customarily performed by transfer agents for registered investment companies, including without limitation all functions necessary or desirable to establish and maintain accounts evidencing the ownership of securities issued by the Fund and, to the extent applicable, the issuance of certificates representing such securities, the recording of all transactions pertaining to such accounts, and effecting the issuance and redemption of securities issued by the Fund;

         (b) as distribution disbursing agent, for performing all functions customarily performed by distribution disbursing agents for registered investment companies, including without limitation all functions necessary or desirable to effect the payment to shareholders of distributions declared from time to time by the Trustees of the Fund;

         (c) as redemption agent for the Fund, for performing all functions necessary or desirable to effect the redemption of securities issued by the Fund and payment of the proceeds thereof; and

         (d) as agent for shareholders of the Fund, for performing all functions necessary or desirable to maintain all plans or arrangements from time to time made available to shareholders to facilitate the purchase or redemption of securities issued by the Fund.

         In performing its duties hereunder, in addition to the provisions set forth herein, the Agent shall comply with the terms of the Declaration of Trust, the Bylaws and the current Prospectus and Statement of Additional Information of the Fund, and with the terms of votes adopted from time to time by the Trustees and shareholders of the Fund, relating to the subject matters of this Agreement, all as the same may be amended from time to time.

3.       STANDARD OF SERVICE; COMPLIANCE WITH LAWS.

         The Agent will use its best efforts to provide high quality services to the Fund's shareholders and in so doing will seek to take advantage of such innovations and technological improvements as may be appropriate or desirable with a view to improving the quality and, where possible, reducing the cost of its services to the Fund. In performing its duties hereunder, the Agent shall comply with the provisions of all applicable laws and regulations and shall comply with the requirements of any governmental authority having jurisdiction over the Agent or the Fund with respect to the duties of the Agent hereunder.

4.       COMPENSATION.

         The Fund shall pay to the Agent, for its services rendered and its costs incurred in connection with the performance of its duties hereunder, such compensation and reimbursements as may from time to time be approved by vote of the Trustees of the Fund.

5.       DUTY OF CARE; INDEMNIFICATION.

         The Agent will at all times act in good faith and exercise reasonable care in performing its duties hereunder. The Agent shall indemnify and hold the Fund harmless from and against any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising out of or attributable to any action or failure or omission to act by the Agent as a result of the Agent's lack of good faith, negligence or willful misconduct. The Agent will not be liable or responsible for delays or errors resulting from circumstances beyond its control, including acts of civil or military authorities, national emergencies, labor difficulties, fire, mechanical breakdown beyond its control, flood or catastrophe, acts of God, insurrection, war, riots or failure beyond its control of transportation, communication or power supply.

         The Agent may rely on certifications of the Secretary, the President, the Chairman, a Senior Vice President or the Treasurer of the Fund as to any action taken by the shareholders or trustees of the Fund, and upon instructions not inconsistent with this Agreement received from the President, the Chairman, a Senior Vice President, the Treasurer or any other officer of the Fund authorized by the Fund's Trustees to give such instructions. If any officer of the Fund shall no longer be vested with authority to give instructions for the Fund, written notice thereof shall forthwith be given to the Agent by the Fund and, until receipt of such notice by it, the Agent shall be entitled to recognize and act in good faith upon certificates or other instruments bearing the signatures or facsimile signatures of such officers. The Agent may request advice of counsel for the Fund, at the expense of the Fund, with respect to the performance of its duties hereunder.

         The Fund will indemnify and hold the Agent harmless from any and all losses, claims, damages, liabilities and expenses (including reasonable fees and expenses of counsel) arising out of (i) any action taken by the Agent in good faith consistent with the exercise of reasonable care in accordance with such certifications, instructions or advice, (ii) any action taken by the Agent in good faith consistent with the exercise of reasonable care in reliance upon any instrument or certificate for securities believed by it (a) to be genuine, and
(b) to be executed by any person or persons authorized to execute the same; provided, however, that the Agent shall not be so indemnified in the event of its failure to obtain a proper signature guarantee to the extent the same is required by the Declaration of Trust, Bylaws, current Prospectus or Statement of Additional Information of the Fund or a vote of the Trustees of the Fund, and such requirement has not been waived by vote of the Trustees of the Fund, or
(iii) any other action taken by the Agent in good faith consistent with the exercise of reasonable care in connection with the performance of its duties hereunder.

         In the event that the Agent proposes to assert the right to be indemnified under this Section 5 in connection with any action, suit or proceeding against it, the Agent shall promptly after receipt of notice of commencement of such action, suit or proceeding notify the Fund of the same, enclosing a copy of all papers served. In such event, the Fund shall be entitled to participate in such action, suit or proceeding, and, to the extent that it shall wish, to assume the defense thereof, and the Fund shall not be liable to the Agent for any legal or other expenses incurred after notice from the Fund to the Agent of its election so to assume the defense thereof. The parties shall cooperate with each other in the defense of any such action, suit or proceeding. In no event shall the Fund be liable for any settlement of any action or claim effected without its consent.

6.       MAINTENANCE OF RECORDS.

         The Agent will maintain and preserve all records relating to its duties under this Agreement in compliance with the requirements of applicable statutes, rules and regulations, including, without limitation, Rule 31a-1 under the Investment Company Act of 1940. Such records shall be the property of the Fund and shall at all times be available for inspection and use by the officers and agents of the Fund. The Agent shall furnish to the Fund such information pertaining to the shareholder accounts of the Fund and the performance of its duties hereunder as the Fund may from time to time request. The Agent shall notify the Fund promptly of any request or demand by any third party to inspect the records of the Fund maintained by it and will act upon the instructions of the Fund in permitting or refusing such inspection.

7.       FUND ACCOUNTS.

         All moneys of the Fund from time to time made available for the payment of distributions to shareholders or redemptions of shares, or otherwise coming into the possession or control of the Agent or its officers, shall be deposited and held in one or more accounts maintained by the Agent solely for the benefit of the Funds.

8.       INSURANCE.

         The Agent will at all times maintain in effect insurance coverage, including, without limitation, Errors and Omissions, Fidelity Bond and Electronic Data Processing coverages, at levels of coverage consistent with those customarily maintained by other high quality investor servicing agents for registered investment companies and with such policies as the Trustees of the Fund may from time to time adopt.

9.       EMPLOYEES.

         The Agent shall be responsible for the employment, control and conduct of its agents and employees and for injury to such agents or employees or to others caused by such agents or employees. The Agent shall assume full responsibility for its agents and employees under applicable statutes and agrees to pay all applicable employer taxes thereunder with respect to such agents and employees, and such agents and employees shall in no event be considered to be agents or employees of the Fund.

10.      TERMINATION.

         This Agreement shall continue indefinitely until terminated by not less than ninety (90) days prior written notice given by the Fund to the Agent, or by not less than six months prior written notice given by the Agent to the Fund. Upon termination hereof, the Fund shall pay the Agent such compensation as may be due to the Agent as of the date of such termination.

         In the event that in connection with any such termination a successor to any of the Agent's duties or responsibilities hereunder is designated by the Fund by written notice to the Agent, the Agent will cooperate fully in the transfer of such duties and responsibilities, including provision for assistance by the Agent's personnel in the establishment of books, records and other data by such successor. The Fund will reimburse the Agent for all expenses incurred by the Agent in connection with such transfer.

11.      MISCELLANEOUS.

         This Agreement shall be construed and enforced in accordance with and governed by the laws of The Commonwealth of Massachusetts.

         The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions of this Agreement or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         A copy of the Declaration of Trust (including any amendments thereto) of the Fund is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed in behalf of the Trustees of the Fund as Trustees and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees or officers or shareholders individually, but binding only upon the assets and property of the Fund.

         TNE Investment Services anticipates that it will be reorganized, on or about September 15, 1993, into a new entity called TNE Investment Services, L.P. Effective at the date of the reorganization, any and all benefits, responsibilities and obligations of TNE Investment Services Corporation under this Agreement will be assumed by TNE Investment Services, L.P.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date and year first above written.

                                            TNE FUNDS

                                            By  /s/HENRY L.P. SCHMELZER
                                                -----------------------------
                                                Henry L.P. Schmelzer
                                                President


                                            TNE Investment Services Corporation

                                            By  /s/BRUCE R. SPECA
                                                -----------------------------
                                                Bruce R. Speca
                                                Senior Vice President
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                                   APPENDIX A

                                NEW ENGLAND FUNDS

               o   New England Growth Fund
               o   New England International Equity Fund
               o   New England Capital Growth Fund
               o   New England Value Fund
               o   New England Growth Opportunities Fund
               o   New England Balanced Fund
               o   New England Star Advisers Fund
               o   Growth Fund of Israel
               o   New England Star Worldwide Fund
               o   New England Equity Income Fund

               o   New England High Income Fund
               o   New England Government Securities Fund
               o   New England Bond Income Fund
               o   New England Limited Term U.S. Government Fund
               o   New England Adjustable Rate U.S. Government Fund
               o   New England Strategic Income Fund

               o   New England Tax Exempt Income Fund
               o   New England Massachusetts Tax Free Income Fund
               o   New England Intermediate Term Tax Free Fund of California
               o   New England Intermediate Term Tax Free Fund of New York

               o   New England Cash Management Trust
                          o     Money Market Series
                          o     U.S. Government Series
               o   New England Tax Exempt Money Market Trust